    EXHIBIT 12.  STATEMENT RE: AMENDED COMPUTATION OF RATIO OF EARNINGS FROM
                    CONTINUING OPERATIONS TO FIXED CHARGES
                                  (Unaudited)

                     Eli Lilly and Company and Subsidiaries
                             (Dollars in millions)

                                        Three Months
                                            Ended                    Years Ended December 31,
                                          March 31,       --------------------------------------------------
                                            1999          1998       1997       1996       1995       1994
                                     -----------------------------------------------------------------------
Consolidated Pretax
Income from Continuing
Operations before Accounting
  Changes & Extraordinary Item.......       $543.5      $2,665.0   $2,901.1   $2,131.3   $1,866.6   $1,693.3

Interest from Continuing
  Operations and Other
  Fixed Changes......................         48.7         198.3      253.1      323.8      323.9      128.7

Less Interest Capitalized
  during the Period from
  Continuing Operations..............         (4.8)        (17.0)     (20.4)     (35.8)     (38.3)     (25.4)
                                     -----------------------------------------------------------------------


Earnings.............................       $587.4      $2,846.3   $3,133.8   $2,419.3   $2,152.2   $1,796.6
                                     =======================================================================


Fixed Charges /1/....................       $ 48.8      $  200.5   $  256.8   $  328.5   $  323.9   $  128.7
                                     =======================================================================

Ratio of Earnings to
  Fixed Charges......................         12.0          14.2       12.2        7.4        6.6       14.0
                                     =======================================================================

/1/ Fixed charges include interest from continuing operations for all years presented and beginning in 1996, preferred stock dividends.

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